EXHIBIT 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 8th day of October, 2004, among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), PAWNMART, INC., a Nevada corporation (“Borrower”), and XPONENTIAL, INC., a Delaware corporation (“Parent”; Borrower and Parent are sometimes referred to herein individually as an “Obligor” and collectively as the “Obligors”).

W I T N E S S E T H:

WHEREAS, Obligors and Lender are parties to that certain Loan and Security Agreement dated as of June 17, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Obligors have requested that Lender eliminate the $1,000,000 reserve against the Borrowing Base in exchange for a security interest from Parent in favor of Lender in all rights, title and interest of Parent in and to the Securities Account (as defined below); and

WHEREAS, Lender has agreed to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.                                       (a)                                  To induce Lender to eliminate the $1,000,000 reserve against the Borrowing Base and to continue to make Loans to Borrower from time to time pursuant to the Loan Agreement, Parent hereby grants to Lender, for itself and as agent for any Affiliate of Lender, a security interest in, and assigns, mortgages and pledges to Lender, for itself and as agent for any Affiliate of Lender, all of Parent’s right, title and interest in and to that certain securities or brokerage account number                            maintained by Parent with Wachovia Securities (the “Securities Account”), together with all cash, stocks, bonds, mutual fund shares and other assets now or hereafter held therein, all interest and dividends paid or payable in connection therewith, and all other products and proceeds thereof (collectively, together with the Securities Account, the “Parent Collateral”).  The Parent Collateral shall secure all of the Obligations.

(b)                                 Parent represents and warrants to Lender that (i) Parent has established the Securities Account, (ii) the Securities Account consists of the assets listed on Appendix 1 attached hereto, (iii) the risk ratings (if available) and market values for the assets in the Securities Account set forth on Appendix 1 are true and correct as of the date hereof, (iv) the

Parent Collateral is not subject to any Lien, other than the security interest in favor of Lender created hereby, (v) Parent is a Delaware corporation, (vi) Parent’s chief executive office is located at 6400 Atlantic Blvd., Norcross GA  30071, (vii) the execution, delivery, and performance of this Agreement are within Parent’s corporate powers, have been duly authorized, do not violate Parent’s constituent documents, any law or regulation applicable to Parent, or any indenture, agreement, or undertaking to which Parent is a party or by which Parent or any of Parent’s property is bound; and (viii) this Agreement constitutes the valid, binding and enforceable obligation of Parent in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors’ rights generally or by generally applicable equitable principles affecting the enforcement of creditors’ rights.

(c)                                  Parent covenants and agrees in favor of Lender that (i) Parent shall not suffer or permit any of the Parent Collateral to be subject to any Lien, other than the security interest in favor of Lender created hereby; (ii) Parent shall promptly notify Lender in the event that the market value of the assets in the Securities Account decreases below $1,000,000 or the risk rating of any of the assets therein is downgraded; (iii) Parent shall continue to maintain the Securities Account and, in the event that the aggregate market value of the assets contained in the Securities Account falls below $1,000,000 at any time, then Parent shall, within five Business Days, deposit cash or additional securities into the Securities Account of a value equal to or greater than such shortfall, and such additional securities shall be of a type and risk rating reasonably satisfactory to Lender in its discretion (it being understood that any such additional securities which are traded on a national securities exchange and which do not cause the risk of the portfolio of assets held in the Securities Account, on a weighted-average basis, to be greater than such risk as of the date hereof shall be deemed to be satisfactory to Lender); (iv) Parent shall promptly provide Lender with copies of all statements and other information received by Parent with respect to the Securities Account and such other information with respect thereto as Lender may reasonably request from time to time, and (v) Parent shall provide Lender with all passwords and similar information in order to enable Lender to obtain information regarding the Securities Account via the internet.

(d)                                 Lender acknowledges and agrees that Parent may (i) trade the securities contained in the Securities Account, and (ii) withdraw assets from the Securities Account, in each case so long as, after giving effect to any such trade or withdrawal, (x) no Default exists, (y) the aggregate market value of the assets contained in the Securities Account is at least $1,000,000, and (z) the overall risk of the portfolio of assets held in the Securities Account, on a weighted average basis, is not greater than such risk as of the date hereof.  Lender agrees that it shall promptly, and in any event within two Business Days after Lender’s receipt of a written request from Parent, provide Lender’s written consent to Wachovia Securities with respect to a withdrawal of assets from the Securities Account to the extent that such withdrawal is permitted by this Agreement and the other Loan Documents.

(e)                                  Parent acknowledges that, while a Default exists, Lender shall have the sole authority to give instructions to the securities intermediary with respect to the Securities Account, and Lender may (but shall not be obligated to) cause the Parent Collateral to be liquidated and have the net proceeds of such liquidation applied to the Obligations, and/or (ii) instruct the securities intermediary to trade any of the assets in the Securities Account for such other assets as Lender may select in its sole discretion.

(f)                                    Borrower is a direct, wholly-owned subsidiary of Parent, and Parent hereby confirms to Lender that (i) the elimination of the $1,000,000 reserve against the Borrowing Base will, by increasing the borrowing availability of Borrower under the Loan Agreement, be of significant value to Parent, and (ii) the elimination of such reserve constitutes reasonably equivalent value for the grant of the security interest by Parent contemplated hereby.  Parent represents and warrants to Lender that, both before and after giving effect to the transactions contemplated by this Agreement, Parent has assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and Parent is able to and anticipates that it will be able to meet its debts as they mature, and Parent has adequate capital to conduct the business in which it is or proposes to be engaged.

3.                                       The Loan Agreement is amended by deleting Item 1 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

1.                                      Borrowing Base

“Borrowing Base” means, at any time, an amount equal to:

(a)                                  the lesser of:

(i)                                     $4,500,000, and

(ii)                                  the sum of:

(A)                              75% of the dollar amount of Eligible Accounts; plus

(B)                                the lesser of:

(1)                                  $1,000,000, and

(2)                                  30% of the dollar value (determined at the lower of Borrower’s Cost or market value) of Eligible Inventory;

provided, however, that the amount advanced pursuant to the foregoing clause (a)(ii)(B) shall not exceed 35% of the total principal amount of loans outstanding hereunder at any time;

minus

(b)                                 the sum of:

(i)                                     a reserve in an amount to be determined by Lender in the event that, for any calendar quarter, Borrower’s Cost for all goods sold during such period divided by Borrower’s gross sales (excluding all pawn service charges, finance charges and similar items) during such period is greater than 0.80; plus

(iii)                               a reserve in an amount to be determined by Lender in the event that, for any consecutive three-month period, the dollar amount of Pawn Loans that result in a forfeiture by the Customer of the Pawned Item exceeds 70% of the aggregate dollar amount of all Pawn Loans advanced during such period; plus

(iv)                              a reserve in an amount to be determined by Lender in the event that the dollar amount of Pawn Loans for which the underlying Pawned Items consisting of a single product category (such as motor vehicles, jewelry, or general merchandise) exceeds 40% of the total amount of Pawn Loans at any time; plus

(v)                                 such other reserves as Lender may establish from time to time in its discretion, plus

(vi)                              the amount available to be drawn under, plus the amount of any unreimbursed draws with respect to, any letters of credit or acceptances which have been issued, created or guaranteed by Lender or any Affiliate of Lender for Borrower’s account.

4.                                       Obligors acknowledge that they have not yet delivered to Lender landlord’s waivers with respect to various premises leased by Borrower.  Obligors acknowledge that Lender may, in its discretion (a) establish reserves against the Borrowing Base for rental payments for such premises, and/or (b) exclude any Inventory located at such premises from the Borrowing Base.

5.                                       The effectiveness of this Agreement is conditioned upon the satisfaction of the following conditions precedent, in each case in a manner acceptable to Lender:

(a)                                  Lender shall have received a securities account control agreement in form and substance satisfactory to Lender, duly executed by Wachovia Securities and Parent; and

(b)                                 Lender shall have received such lien search results and other information necessary to confirm Lender’s perfected, first-priority security interest in the Parent Collateral, subject to no other Lien.

6.                                       Each Obligor hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

7.                                       Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Obligors to Lender.

8.                                       In consideration of the accommodations made by Lender hereunder, Borrower agrees to pay to Lender on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender.

9.                                       To induce Lender to enter into this Agreement, each Obligor hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Event of Default under the Loan Agreement or any of the other Loan Documents.

10.                                 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11.                                 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

12.                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

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IN WITNESS WHEREOF, Borrower, Parent and Lender have caused this Agreement to be duly executed as of the date first above written.

PAWNMART, INC.

By:	/s/ Robert W. Schleizer
Name: Robert W. Schleizer
Title: Chief Financial Officer

XPONENTIAL, INC.

By:	/s/ Robert W. Schleizer
Name: Robert W. Schleizer
Title: Chief Financial Officer

FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Name: Evan G. Jones
Title: Senior Vice President

Each of the undersigned acknowledges the foregoing and agrees that his respective Validity and Support Agreement in favor of Lender dated as of June 17, 2004 remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Robert W. Schleizer
ROBERT W. SCHLEIZER

/s/ Dwayne A. Moyers
DWAYNE A. MOYERS

APPENDIX 1

350,000	LEVEL 3 9.125% 5/01/08 52729N-AC-4	75.75	265,125

120,000	LEVEL 3 COMM 11% 3/15/08 52729N-AK-6	78.25	93,900

100,000	SHOLODGE 9.55% 9/1/07 825034-AC-5	92.00	92,000

200,000	SIX FLAGS 8.875% 2/1/10 83001P-AD-l	94.625	189,250

103,000	SIX FLAGS 9.75% 4/15/13 83001P-AF-6	96.00	98,880

131,000	TRUMP 12.625% 3/15/10 89816R-AE-7	104.75	137,223

313,000	TRUMP ATL 11.25% 5/01/06 897907-AA-9	85.75	268,397

112,000	PACWEST TELECOM 13.5 2009	98.00	109,760

100,000	MAGNA ENT 7.25% 2/15/09	109.881	109,881

3520 Northwest 58th Street

Oklahoma City, OK 73112

Phone: 405-917-9600

Fax:405-917-9660

Website: www.firststcapital.com

October 5, 2004

VIA UPS

Mr. Robert W. Schleizer

Pawn Mart, Inc.

Xponential, Inc.

6400 Atlantic Boulevard, Suite 190

Norcross, Georgia  30071

RE:                              Amendment to Section 2(f) of the Loan and Security Agreement dated June 17, 2004 (the “Loan Agreement”) between FCC, LLC (“First Capital”), PawnMart, Inc., and Xponential, Inc.

Dear Mr. Schleizer,

To ensure that the Loan Agreement remains in conformance with First Capital guidelines, effective as of the date hereof the Loan Agreement shall be amended to add the new following sentence to Section 2(f) thereof:

“The Borrower shall make each payment required hereunder, and/or under any Instrument delivered hereunder, without setoff, deduction or counterclaim.”

Please acknowledge your acceptance of the forgoing change to the Loan Agreement by signing where indicated below and returning two original, executed copies of this Letter Amendment to me in the enclosed UPS envelope.  Please retain one copy of this Letter Amendment for your records.

Should you have any questions, please contact me at (405) 917-1105.

Sincerely,

/s/ Rebecca Thompson

Rebecca Thompson
Vice President and Corporate Counsel

ACKNOWLEDGED AND AGREED:

PawnMart, Inc.

/s/ Robert W. Schleizer
Robert W. Schleizer, Executive Vice President

Xponential, Inc.

/s/ Robert W. Schleizer
Robert W. Schleizer, Chief Financial Officer

ACCOUNT CONTROL AGREEMENT

Date:  October 14, 2004

Client name and address:

Xponential, Inc.

6400 Atlantic Blvd., Suite 190

Norcross, Georgia  30071

(Hereinafter referred to as “Debtor”)

Lender name and address:

FCC, LLC, d/b/a First Capital

125 TownPark Lane, Suite 190

Kennesaw, Georgia  30144

(Hereinafter referred to as “Lender”)

Wachovia Securities

10700 Wheat First Drive

Glen Allen, VA  23060

Attn:  Credit/Margin Dept.

(Hereinafter referred to as “Broker”)

Debtor has granted Lender a security interest in a securities account maintained by Broker for Debtor.  The parties are entering into this agreement to perfect Lender’s security interest in that account.

THE ACCOUNT.  Broker represents and warrants to Lender that (I) Broker maintains custody of securities account number 1192-1233 (the “Account”) for Debtor; (II) the account is not a margin account; (III) Exhibit A is a statement produced by the Broker in the ordinary course of its business regarding the property credited to the Account at the statement’s date and Broker does not know of any inaccuracy in the statement; and (IV) Broker does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this agreement.

CONTROL BY DEBTOR.  Until Broker receives a notice from Lender that Lender will exercise exclusive control over the Account (a “Notice of Exclusive Control”), Broker will promptly comply with all notifications it receives from Debtor directing it to take any action with respect to the property in the Account (each an “Entitlement Order”) without further consent from Lender; provided, however, that, without the written consent of Lender, Broker shall not permit Debtor to withdraw any property from the Account.  Lender hereby designates the following officers as officers who are authorized to consent to withdrawals from the Account:

Name	Title
Evan Jones	Senior Vice President
Ron Warnock	Senior Vice President
Brian Cuttic	Senior Vice President

or any other officers from time to time designated by Lender in writing to Broker.  Broker shall be entitled to rely on any written instructions which it reasonably believes are initiated by any such designated officers of Lender.

DEBTOR’S RIGHTS IN ACCOUNT.  If Lender notifies Broker that Lender will exercise exclusive control over the Account (a “Notice of Exclusive Control”), Broker will promptly cease complying with Entitlement Orders or other directions concerning the Account originated by Debtor and promptly commence to comply with all Entitlement Orders it receives from Lender.

PRIORITY OF LENDER’S SECURITY INTEREST.  Broker subordinates in favor of Lender any security interest, lien or right of setoff it may have, now or in the future, against the Account or property in the Account, except that Broker will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

Broker will not agree with any third party that Broker will comply with Entitlement Orders originated by the third party.

STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS.  Broker will send copies of all statements and confirmations for the Account simultaneously to Debtor and Lender.  Broker will use reasonable efforts to promptly notify Lender and Debtor if any other person claims that it has a proprietary interest in property in the Account.

BROKER’S RESPONSIBILITIES.  Except for permitting a withdrawal, delivery or payment in violation of section entitled “Debtor’s Rights in Account,” Broker will not be liable to Lender for complying with Entitlement Orders from Debtor that are received by Broker before Broker receives and has a reasonable opportunity to act on a Notice of Exclusive Control.  Broker will not be liable to Debtor for complying with a Notice of Exclusive Control or with Entitlement Orders originated by Lender, even if Debtor notifies Broker that Lender is not legally entitled to issue the Entitlement Order or Notice of Exclusive Control, unless Broker takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or Broker acts in collusion with Lender in violating Debtor’s rights.

This agreement does not create any obligation of Broker except for those expressly set forth in this agreement.  In particular, Broker need not investigate whether Lender is entitled under Lender’s agreements with Debtor to give an Entitlement Order or a Notice of Exclusive Control.  Broker may rely on notices and communications which it believes have been given by the appropriate party.

INDEMNITY.  Lender and Debtor will indemnify Broker, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this agreement (including reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities or expenses are caused by Broker’s gross negligence or

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willful misconduct.  Lender’s and Debtor’s liability under this section is joint and several.

LIABILITY.  Broker will not be liable to Debtor or Lender for any expense, claim, loss, damage, or cost (“Damages”) arising out of or relating to its performance under this agreement other than Damages which result directly from its acts or omissions constituting gross negligence or willful misconduct, and subject to the limits of the next sentence.  Broker’s liability is limited to direct money Damages actually incurred.  In no event will Broker be liable for any punitive, special, indirect, or consequential damages, including but not limited to lost profits, even if advised of the possibility or likelihood of such damages.

TERMINATION; SURVIVAL.  Lender may terminate this agreement by notice to Broker and Debtor.  Broker may terminate this agreement on thirty (30) days’ notice to Lender and Debtor.  If Lender notifies Broker that Lender’s security interest in the Account has terminated, this agreement will immediately terminate.  Sections entitled “Broker’s Responsibilities” and “Indemnity” will survive termination of this agreement.

MISCELLANEOUS PROVISIONS.  Governing Law.  This agreement and the Account will be governed by the laws of the Commonwealth of Virginia.  Broker and Debtor may not change the law governing the Account without Lender’s express written agreement.  Entire Agreement.  This agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.  Amendments.  No amendment of, or waiver of a right under, this agreement will be binding unless it is in writing and signed by the party to be charged.  Severability.  To the extent a provision of this agreement is unenforceable, this agreement will be construed as if the unenforceable provision were omitted.  Financial Assets.  All property credited to the Account will be treated as financial assets under Article 8 of the Commonwealth of Virginia Uniform Commercial Code.  Successors and Assigns.  A successor to or  assignee of Lender’s right and obligations under the security  agreement between Lender and Debtor will succeed to Lender’s right and obligations under this agreement.  Notices.  A notice or other communication to a party under this agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth above or to such other address as the party may notify the other parties and will be effective on receipt.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, Debtor, Lender and Broker have caused this Agreement to be duly executed as of the date first above written.

DEBTOR: XPONENTIAL, INC.

By:	/s/ Robert W. Schleizer
Name: Robert W. Schleizer
Title: Chief Financial Officer

BROKER: Wachovia Securities

By:	/s/ D. Scott Anderson
Name: D. Scott Anderson
Title: Vice President

LENDER: FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Name: Evan G. Jones
Title: Senior Vice President

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